Exhibit 3.3

                          AMENDED AND RESTATED BY-LAWS

                                       Of

                                    PHC, Inc.

                             (as of January 30 2007)


                                    ARTICLE I

                                  Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders shall be held within six months of the end of the corporation's fiscal year as fixed by the board of directors for the purpose of electing directors and for such other purposes as may be determined as hereinafter provided. The hour and place of such meeting and the purposes for which such meeting is to be held in addition to that specified above shall be determined in each year by the board of directors or, in the absence of action by the board, by the president. If no annual meeting has been held in the period fixed above, a special meeting may be held in lieu thereof with all the force and effect of an annual meeting.

Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the president or by the board of directors and shall be called by the clerk, or in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the capital stock entitled to vote thereat. Such application shall specify the purposes for which the meeting is to be called and may designate the date, hour and place of such meeting, provided, however, that no such application shall designate a date not a full business day or an hour not within normal business hours as the date or hour of such meeting without the approval of the president or the board of directors.

Section 3. Place of Meetings. Meetings of the stockholders may be held anywhere within, but not without, the United States.

Section 4. Notice. Except as hereinafter provided, a written or printed notice of every meeting of stockholders stating the place, date, hour and purposes thereof shall be given by the clerk or an assistant clerk (or by any other officer in the case of an annual meeting or by the person or persons calling the meeting in the case of a special meeting) at least ten (10) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the articles of organization or by these by-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, addressed to him at his address as it appears upon the records of the corporation. No notice of the place, date,

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hour or purposes of any annual or special meeting of stockholders  need be given to a stockholder if a written waiver of such notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 5. Action at a Meeting. Except as otherwise provided in the articles of organization, the presence of a quorum shall be separately determined with respect to each matter to be acted on at any meeting of stockholders, and shall consist of the holders of shares having the right to cast a majority of the votes which may be cast with respect to such matter. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting.

When a quorum is present at any meeting, the affirmative vote of a majority of the shares of stock present or represented and voting shall be necessary and sufficient to the determination of any questions brought before the meeting, unless a larger vote is required by law, by the articles of organization or by these by-laws, provided, however, that any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote in such election.

Except as otherwise provided by law or by the articles or organization or by these by-laws, each holder of record of shares of stock entitled to vote on any matter shall have one vote for each such share held of record by him and a proportionate vote for any fractional shares so held by him. Stockholders may vote either in person or by proxy. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by anyone of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from anyone of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving its invalidity shall rest on the challenger.

Any election by stockholders and the determination of any other questions to come before a meeting of the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon but need not be otherwise.

Section 6. Stockholder Proposals. Written notification of any stockholder proposal to be acted upon at an annual meeting of stockholders of the corporation must be provided to the corporation at least 120 calendar days in advance of the date of the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. Written notification of any stockholder proposal to be acted upon at any meeting of the stockholders of the corporation other than an annual meeting must be provided to the corporation at least 180 calendar days before the meeting at which such proposal is to be acted upon.

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                                   ARTICLE II

                                    Directors

Section 1. Number and Election. Except as otherwise provided by law or by the articles of organization, the number of directors for the ensuing year shall be determined by the Board of Directors. The number of directors so determined shall be elected at the annual meeting of the Stockholders by such Stockholders as have the right to vote thereon. The Stockholders may, at any special meeting held for the purpose, increase or decrease the number of directors as thus determined and, subject to Article II, Section 2, hereof, elect new directors to complete the number so determined or remove directors to reduce the number of directors to the number so determined. Except as otherwise provided by law or by the articles of organization, the board of directors may, by vote of a majority of the directors then in office, increase the number of directors determined by the stockholders and elect new directors to complete the number so determined. No director need be a stockholder.

Section 2. Nominations. Written notification of any nomination by a stockholder for a director to be elected at an annual meeting of stockholders of the corporation must be provided to the corporation at least 120 calendar days in advance of the date of the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders. Written notification of any nomination by a stockholder for a director to be elected at any meeting of the stockholders of the corporation other than an annual meeting must be provided to the corporation at least 180 calendar days before the meeting at which such election is to take place. There shall be no director nominations made from the floor at any meeting of stockholders.

Section 3. Term. Except as otherwise provided by law, by the articles of organization or by these by-laws, the directors shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified.

Section 4. Resignations. Any director may resign by delivering his written resignation to the corporation at its principal office or to the president or clerk or if there be one, to the secretary. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

Section 5. Removal. At any meeting of the stockholders called: for the purpose any director may be removed from office with or without cause by the vote of a majority of the class of shares issued, outstanding and entitled to vote in the election of said director. At any meeting of the board of directors any director may be removed from office for cause by vote of a majority of the directors then in office. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.


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Section 6. Vacancies.  Vacancies in the board of directors may be filled by vote of a majority of the remaining directors elected by that class of stockholders which elected the director whose office has been vacated or, if not yet so filled, by majority vote of the class of stockholders which elected the director whose office has been vacated. .

Section 7. Regular Meetings. Regular meetings of the board of directors may be held at such times and places within or without the Commonwealth of Massachusetts as the board of directors may fix from time to time and, when so fixed, no notice thereof need be given. The first meeting of the board of directors following the annual meeting of the stockholders shall be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof. If in any year a meeting of the board of directors is not held at such time and place, any elections to be held or business to be transacted at such meeting may be held or transacted at any later meeting of the board of directors with the same force and effect as if held or transacted at such meeting.

Section 8. Special Meetings. Special meetings of the board of directors may be called at any time by the president or secretary (or, if there be no secretary, the clerk) or by any director. Such special meetings may be held anywhere within or without the Commonwealth of Massachusetts. A written, printed or telegraphic notice stating the place, date and hour (but not necessarily the purposes) of the meeting shall be given by the secretary or an assistant secretary (or, if there be no secretary or assistant secretary, the clerk or an assistant clerk) or by the officer or director calling the meeting at least forty-eight (48) hours before such meeting to each director by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, or sending it by prepaid telegram, addressed to him at his last known address. No notice of the place, date or hour of any meeting of the board of directors need be given to any director if a written waiver of such notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

Section 9. Action at a Meeting. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had. When a quorum is present at any meeting a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the articles or organization or by these by-laws.

Section 10. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote at a meeting.

Section 11. Powers. The board of directors shall have and may exercise all the powers of the corporation, except such as by law, by the articles of



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organization  or by  these  by-laws  are  conferred  upon  or  reserved  to  the stockholders. In the event of any vacancy in the board of directors, the remaining directors then in office, except as otherwise provided by law, shall have and may exercise all of the powers of the board of directors until the vacancy is filled.

Section 12. Committees. The board of directors may elect from the board an executive committee or one or more other committees and may delegate to any such committee or committees any or all of the powers of the board except those which by law, by the articles of organization or by these by-laws may not be so delegated. Such committees shall serve at the pleasure of the board of directors. Except as the board of directors may otherwise determine, each such committee may make rules for the conduct of its business, but, unless otherwise determined by the board or in such rules, its business shall be conducted as nearly as may be as is provided in these by-laws for the conduct of the business of the board of directors.

Section 13. Meeting by Telecommunications. Members of the board of directors or any committee elected thereby may participate in a meeting of such board of committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

                                   ARTICLE III

                                    Officers

Section 1. Enumeration. The officers of the corporation shall consist of a president, a treasurer and a clerk and such other officers, including without limitation a chairman of the board of directors, a secretary and one or more vice presidents, assistant treasurers, assistant clerks and assistant secretaries, as the board of directors may from time to time determine.

Section 2. Qualifications. No officer need be a stockholder or a director. The same person may hold at the same time one or more offices unless otherwise provided by law. The clerk shall be a resident of Massachusetts unless the corporation shall have a resident agent. Any officer may be required by the board of directors to give a bond for the faithful performance of his duties in such form and with such sureties as the board may determine.

Section 3. Elections. The president, treasurer and clerk shall be elected annually by the board of directors at its first meeting following the annual meeting of the stockholders. All other officers shall be chosen or appointed by the board of directors.

Section 4. Term. Except as otherwise provided by law, by the articles of organization or by these by-laws, the president, treasurer and clerk shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their respective successors are

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chosen and  qualified.  All other  officers  shall hold  office  until the first meeting of the board of directors following the next annual meeting of the stockholders, unless a shorter time is specified in the vote choosing or appointing such officer or officers.

Section 5. Resignations. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the president or clerk, or, if there be one, to the secretary. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

Section 6. Removal. Any officer may be removed from office with or without cause by vote of a majority of the directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the board of directors.

Section 7. Vacancies. Vacancies in any office may be filled by the board of directors.

Section 8. Certain Duties and Powers. The officers designated below, subject at all times to these by-laws and to the direction and control of the board of directors, shall have and may exercise the respective duties and powers set forth below:

     The Chairman of the Board of Directors. The chairman of the board of directors, if there be one, shall, when present, preside at all meetings of the board of directors.

     The President. The president shall be the chief executive officer of the corporation and shall have general operating charge of its business. Unless otherwise prescribed by the board of directors, he shall, when present, preside at all meetings of the stockholders, and, if a director, at all meetings of the board of directors unless there be a chairman of the board of directors who is present at the meeting.

     The Treasurer. The treasurer shall be the chief financial officer of the corporation and shall cause to be kept accurate books of account.

     The Clerk. The clerk shall keep a record of all proceedings of the stockholders and, if there be no secretary, shall also keep a record of all proceedings of the board of directors. In the absence of the clerk from any meeting of the stockholders or, if there be no secretary, from any meeting of the board of directors, an assistant clerk, if there be one, otherwise a clerk pro tempore designated by the person presiding at the meeting, shall perform the duties of the clerk at such meeting.

     The Secretary. The secretary, if there be one, shall keep a record of all proceedings of the board of directors. In the absence of the secretary, if there be one, from any meeting of the board of directors, an assistant

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
     secretary, if there be one, otherwise a secretary pro tempore designated by the person presiding at the meeting, shall perform the duties of the secretary at such meeting.

Section 9. Other Duties and Powers. Each officer, subject at all times to these by-laws and to the direction and control of the board of directors, shall have and may exercise, in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are prescribed by law, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time prescribe.

                                   ARTICLE IV

                                 Capital Stock

Section 1. Amount and Issuance. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the articles of organization. The directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the articles of organization, and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

Section 2. Certificates. Each stockholder shall be entitled to a certificate or certificates stating the number and the class and the designation of the series, if any, of the shares held by him, and otherwise in form approved by the board of directors. Such certificate or certificates shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the articles of organization, these by-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the

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articles  of  organization  or  (ii)  a  statement  of  the  existence  of  such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Section 3. Transfers. The board of directors may make such rules and regulations not inconsistent with the law, with the articles of organization or with these by-laws as it deems expedient relative to the issue, transfer and registration of stock certificates. The board of directors may appoint a transfer agent and a registrar of transfers or either and require all stock certificates to bear their signatures. Except as otherwise provided by law, by the articles of organization or by these by-laws, the corporation shall be entitled to treat the record holder of any shares of stock as shown on the books of the corporation as the holder of such shares for all purposes, including the right to receive notice of and to vote at any meeting of stockholders and the right to receive any dividend or other distribution in respect of such shares.

Section 4. Record Date. The board of directors may fix in advance a time, which shall be not more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date.

Section 5. Lost Certificates. The board of directors may, except as otherwise provided by law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed.

                                   ARTICLE V

                            Miscellaneous provisions

Section 1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of July in each year and end on the last day of June next following.

Section 2. Corporate Seal. The seal of the corporation shall be in such form as shall be determined from time to time by the board of directors.

Section 3. Corporation Records. The original, or attested copies, of the articles of organization, by-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation in said Commonwealth or at an office of the transfer agent or of its clerk or of its resident agent, if any. Said copies and

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records need not all be kept in the same office.  They shall be available at all reasonable times to inspection by any stockholder for any proper purpose but not if the purpose for which such inspection is sought is to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

Section 4. Voting of Securities. Except as the board of directors may otherwise prescribe, the president or the treasurer shall have full power and authority in the name and on behalf of the corporation, subject to the instructions of the board of directors, to waive notice of, to attend, act and vote at, and to appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

                                   ARTICLE VI

                                   Amendments

These by-laws may be amended or repealed at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of capital stock then issued, outstanding and entitled to vote provided notice of the proposed amendment or repeal is given in the notice of the meeting. No change in the date fixed in these by-laws for the annual meeting of the stockholders shall be made within sixty (60) days before such date, and notice of any change in such date shall be given to all stockholders at least twenty (20) days before the new date fixed for such meeting.

If authorized by the articles of incorporation, these by-laws may also be amended or repealed in whole or in part, or new by-laws made, by the board of directors except with respect to any provision hereof which by-law, the articles of organization or these by-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amendment or repeal by the directors of any by-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws. Any by-law to be made, amended or repealed by the directors may be amended or repealed by the stockholders.


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